Exhibit 10.41

MASTER SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into and effective as of the date last signed (the “Effective Date”) by and between Bright Research Partners, Inc., d/b/a Bright Research, a Minnesota Corporation (the “Service Provider”), and Anteris Technologies Corporation (the “Sponsor”).

RECITALS

WHEREAS, Sponsor desires to engage the Service Provider for the purpose of assisting Sponsor on an hourly basis as needed in support of various clinical activities identified in the Statement of Work (SOW) hereto (the “Services”); and

WHEREAS, the Service Provider is willing and able to provide consulting services to Sponsor according to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Service Provider and Sponsor, intending to be legally bound, agree as follows:

1.
Engagement for the Services. Sponsor hereby engages the Service Provider, and the Service Provider agrees to accept such engagement, to provide the Services in accordance with the terms of this Agreement. Work orders for specific projects may be developed as attachments to this agreement with associated estimated budgets.

2.
Term. Unless earlier terminated pursuant to Section 4, the term of this Agreement shall begin as of the Effective Date and shall automatically terminate and, except as otherwise explicitly set forth herein, be of no further force and effect on five (5) years from the Effective Date (the “Term”); provided, however, if any SOWs remain in effect at the end of the Term, the Term will be automatically extended for an additional one (1)-year period unless either party delivers written notice to the other party of its intent to terminate this Agreement and the outstanding SOWs at least ninety (90) days prior to the end of such Term.

3.
Compensation.

(a)
Hourly Fee. Hourly rates are provided as an attachment to each individual SOW associated with this Agreement. Service Provider agrees to not increase hourly consulting rates within twelve (12) months of initial SOW execution. Service Provider reserves the right to increase hourly rates up to five percent (5%) on an annual basis upon providing at least sixty (60) days’ advance notice.

(b)
Invoices. Within thirty (30) days of the end of each calendar month during the Term, the Service Provider shall provide an invoice to Sponsor setting forth a reasonably detailed description of the Services provided during the immediately preceding calendar month and the amount of time spent on each. Sponsor shall make payments to the Service Provider by checks made to the order of “Bright Research Partners, Inc.” or via electronic deposit and shall pay each invoice in full upon receipt.

(c)
Expenses.

(i)
Travel-Related Expenses. Sponsor agrees to reimburse the Service Provider for the reasonable travel expenses and modest meals and lodging costs actually incurred by the Service Provider at the request of Sponsor.

(ii)
Business Expenses. Sponsor agrees to reimburse the Service Provider for all reasonable and necessary business expenses incurred by the Service Provider in connection with the Services (e.g., paper, binders, photocopying, etc.).

(iii)
Pass-Through Expenses. Sponsor agrees to reimburse the Service Provider for all reasonable and necessary pass-through expenses incurred by the Service Provider in connection with the Services (e.g., electronic Trial Master File, statistical analysis software, etc.). Pass-through expenses anticipated in connection with the Services are identified within the individual SOW.

(iv)
Documentation. Notwithstanding anything to the contrary herein, Sponsor shall not be obligated to reimburse the Service Provider for any expenses unless the Service Provider provides Sponsor with appropriate documentation for tax purposes for all expenses for which reimbursement is requested.

(d)
Billing Increments. All hours, whether for Services, travel expenses or otherwise, shall be billed in quarter-hour increments.

(e)
Interest; Collection Costs. Invoices that have not been paid by the sponsor within thirty (30) days of receipt will accrue interest at a rate of one-and-a-half percent (1.5%) per month, or the highest rate permitted by law, whichever is less, until payment is received. Sponsor will also pay for all costs and expenses incurred by the Service Provider in connection with collecting overdue balances hereunder.

(f)
Disputed Invoices. Any disputes in charges invoiced must be communicated to the Service Provider in writing within thirty (30) days of the applicable invoice receipt date.

(g)
Right to Suspend Services for Non-Payment. If any undisputed invoice remains unpaid for more than forty-five (45) days from the invoice date, Service Provider shall have the right to suspend Services until all outstanding, undisputed amounts are paid in full. Any suspension of Services pursuant to this section shall not constitute a breach of this Agreement by Service Provider. Service Provider’s right to suspend Services is in addition to any other rights and remedies available under this Agreement or at law.

4.
Termination.

(a)
For Convenience. Either party may terminate this Agreement, for any reason or for no reason, upon ninety (90) days’ written notice to the other party.

(b)
For Cause. Either party may terminate this Agreement immediately by delivering written notice thereof to the other party upon the occurrence of either of the following events:

(i)
The other party breaches this Agreement and does not cure such breach within thirty (30) days of receiving notice of such breach; or

(ii)
The other party becomes bankrupt or insolvent, makes an unauthorized assignment, goes into liquidation, has proceedings initiated against it for the purpose of seeking a receiving order or winding up order, or applies to the courts for protection from its creditors.

(c)
Automatic Termination. An SOW shall terminate automatically upon the termination for any reason of the clinical trial related to such SOW (the “Trial”).

(d)
Obligations upon Termination. Within thirty (30) business days of the expiration or termination of this Agreement, and provided that Sponsor has paid all amounts due and owing under this Agreement (excluding any properly disputed amounts), the Service Provider will transfer all study documentation, databases and data relating to the Trial to Sponsor, and Sponsor will pay to the Service Provider all amounts due and owing to the Service Provider pursuant to this Agreement as of the date of such termination.

(e)
Early Termination Charges. Sponsor acknowledges that an early termination of large SOWs (defined as an SOW with total fees greater than one million ($1,000,000) U.S. in value) (an “Early Termination”), will likely cause Service Provider to incur additional costs such as unforeseen down time of Service Provider personnel assigned to the SOW, costs associated with reassignment of Service Provider personnel, etc. In addition to any and all other compensation and reimbursement due to Service Provider under the SOW or this Agreement, if an Early Termination is affected by Sponsor without cause, or by Service Provider for cause, then Sponsor shall pay to Service Provider an amount equal to twenty percent (20%) of the total estimated SOW budget for the remainder of Services that have not yet been performed, to cover Service Provider’s costs associated with such Early Termination (the “Early Termination Fee”).

(f)
Termination Due to Change of Control. If Sponsor is acquired by, merges with, or otherwise becomes controlled by another entity and Sponsor or its successor elects to terminate this Agreement or any SOW as a result of such change of control event, such termination shall be deemed an Early Termination under Section 4(e) and the Early Termination Fee described in Section 4(e) shall apply and be payable by Sponsor or its successor.

(g)
Payment for Early Termination Costs. Sponsor shall also pay for all actual costs, including time spent by Service Provider personnel (which shall be billed at Service Provider’s standard hourly rates in effect as of the date of the termination notice), incurred to complete activities associated with the Early Termination and close-out of affected SOWs, including the fulfillment of any regulatory requirements.

5.
Compliance with Laws. Each party represents and warrants to the other party that it shall comply with all applicable federal, state, local, and foreign laws, rules and regulations as they may be amended from time to time, including but not limited to (i) the federal anti-kickback statute (42 U.S.C. § 1320a-7(b)) and the related safe harbor regulations; (ii) the limitation on certain physician referrals, also referred to as the “Stark Law” (42 U.S.C. § 1395nn); (iii) federal and state privacy laws, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the related regulations; (iv) the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder, and any local, state, or foreign equivalents, as they may be amended from time to time. Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. In the event that any part of this Agreement is determined to violate federal, state or local laws, rules or regulations, the parties agree to negotiate in good faith revisions to the provision or provisions, which are in violation.

6.
Insurance. Sponsor and the Service Provider each represent and warrant to the other that it shall have and maintain commercially reasonable, in type and amount, and considering the nature of its business and activities hereunder, insurance coverage throughout the Term.

7.
Limitation on Liability. To the fullest extent permitted by law, and notwithstanding any provision herein to the contrary, the maximum liability of the Service Provider for any and all injuries, claims, costs, losses or damages, including, without limitation, attorney fees and costs and expert witness fees and costs of any nature, incurred by Sponsor and arising from or in connection with this Agreement, including, without limitation, the Service Provider’s negligence, errors, omissions and breach of contract, shall not exceed the total amount of fees for Services actually paid by Sponsor to the Service Provider pursuant to this Agreement.

8.
Confidential Information.

(a)
The Service Provider shall not use the Confidential Information (as defined below) except as necessary in the performance of the Services, and such information will be kept confidential by the Service Provider. Notwithstanding the foregoing, the Confidential Information may be disclosed to the Service Provider’s Representatives (as defined below), but only if and to the extent that such Representatives need to know the Confidential Information for the purpose described above. The Service Provider agrees that (i) such Representatives shall be informed by the Service Provider of the confidential nature of the Confidential Information and the requirement that it may be used solely for the purpose described above, (ii) such Representatives shall be required to agree to and be bound by the terms of this Agreement as a condition of receiving the Confidential Information, and (iii) in any event, the Service Provider shall be responsible for any breach of this Agreement by any of the its Representatives. The Service Provider will not disclose the Confidential Information to any person other than as permitted hereby, and the Service Provider will safeguard the Confidential Information from unauthorized disclosure. The Service Provider will immediately notify Sponsor in writing of any disclosure, misuse or misappropriation of the Confidential Information. For purposes of this Agreement, the term “Representatives” means a party’s directors, officers, employees, agents, attorneys, accountants, financial advisors, consultants and potential financing sources, as well as any employees, agents, and attorneys of any of the foregoing.

(b)
“Confidential Information” means all information, either oral or written, that concerns Sponsor or the Trial, that is furnished to the Service Provider or the Service Provider’s Representatives by Sponsor or any of Sponsor’s Representatives, and that is either confidential, proprietary or otherwise not generally available to the public, as well as any reports, analyses, compilations, data, studies, or other documents developed or prepared by the Service Provider or the Service Provider’s Representatives that include, incorporate, refer to, reflect or are based in whole or in part on any such information. Any information furnished to the Service Provider or the Service Provider’s Representatives by a Representative of Sponsor shall be deemed, for the purposes of this Agreement, to be furnished by Sponsor. Notwithstanding the foregoing, the following will not constitute Confidential Information for the purposes of this Agreement: (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Service Provider or the Service Provider’s Representatives, (ii) information that the Service Provider can demonstrate was already known to the Service Provider on a non-confidential basis prior to being furnished to the Service Provider by Sponsor or a Representative of Sponsor, and (iii) information that the Service Provider can demonstrate becomes available to the Service Provider on a non-confidential basis from a source other than Sponsor or a Representative of Sponsor if such source was not subject to any confidentiality obligation or other prohibition against transmitting the information to the Service Provider.

(c)
If the Service Provider or the Service Provider’s Representatives become compelled by applicable law to disclose any Confidential Information, the Service Provider will (i) promptly notify Sponsor, and (ii) assist Sponsor in all reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. If, in the absence of a protective order or the receipt of Sponsor’s waiver of the obligations hereunder, the Service Provider or the Service Provider’s Representatives are compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Service Provider may disclose only such of the Confidential Information to the party compelling disclosure as is required by law.

(d)
The Service Provider understands that if the Service Provider or any of its Representatives breach any obligations under this Section 8, money damages may not be a sufficient remedy for such breach, and Sponsor shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by the Service Provider or any of the Service Provider’s Representatives but shall be in addition to all other remedies available at law or in equity to Sponsor.

9.
Document Ownership. All documents produced as a result of the Services are the property of the Service Provider until the Service Provider has received payment in full for such Services. Documents produced as a result of the Services become the property of Sponsor upon payment in full by Sponsor for the work performed by the Service Provider to produce those documents.

10.
Indemnification

(a)
Sponsor Indemnification. Sponsor shall indemnify, defend and hold harmless the Service Provider, its directors, officers, agents, employees, consultants and Representatives (collectively, the “Indemnitees”) from and against all losses, claims, suits, damages, actions, causes of action, proceedings, demands, assessments, settlements, judgments, costs, expenses and any other liabilities (including reasonable attorney fees) imposed or asserted against an Indemnitee by a third party to the extent the same result or arise from the Services performed in accordance with this Agreement or applicable SOW thereunder and applicable law, regulation, and Sponsor-provided protocols.

(b)
Service Provider Indemnification. Service Provider shall indemnify, defend, and hold harmless Sponsor, its affiliates, and their respective directors, officers, employees, and agents (collectively, the “Sponsor Indemnitees”) from and against all losses, claims, suits, damages, actions, causes of action, proceedings, demands, assessments, settlements, judgments, costs, expenses, and any other liabilities (including reasonable attorney fees) imposed or asserted against a Sponsor Indemnitee by a third party to the extent the same result or arise from gross negligence, willful misconduct, or breach of this Agreement by Sponsor or its personnel.

11.
Miscellaneous.

(a)
Survival of Certain Provisions. The provisions of Sections 4(d) (Obligations upon Termination), 7 (Limitation on Liability), 8 (Confidential Information), 9 (Document Ownership), 10 (Indemnification) and this Section 11 (Miscellaneous), and any other section of this Agreement directly or indirectly addressing or relating to post-termination remedies, shall survive the expiration or any earlier termination of this Agreement, unless otherwise indicated herein.

(b)
Nature of Relationship. It is expressly understood and agreed that the Service Provider is and shall be an independent contractor and not an employee of Sponsor with respect to the Services contemplated by this Agreement. As an independent contractor, the Service Provider shall not be entitled to any pension, profit sharing, health or similar or other benefits that are or may be available to employees of Sponsor.

(c)
Successors and Assigns. This Agreement is binding on and inures to the benefit of each party’s successors and assigns; provided, however, that the rights and obligations of each party hereunder will not be assignable without the prior written consent of the other party.

(d)
Modification. This Agreement may be modified or amended only by a writing signed by both the Service Provider and Sponsor.

(e)
Governing Law. This Agreement shall be governed in all respects by the laws of the State of Minnesota, without regard to the conflicts of laws (or similar) provisions thereof.

(f)
Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, such provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(g)
Waivers. No failure or delay by either party in exercising any right or remedy under this Agreement will waive any provision of the Agreement.

(h)
Entire Agreement. This Agreement, including all exhibits attached hereto, supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement.

(i)
Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified first class mail, postage prepaid, or commercial overnight delivery service and shall be effective upon delivery if hand-delivered, three days after mailing if mailed or one day after delivery to a commercial overnight delivery service, in each case to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

(j)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Bright Research Partners, Inc.	Anteris Technologies Corporation
By: /s/ Tom Goudreault	By: /s/ David St. Denis

Name:	Tom Goudreault	Name:	David St. Denis

Title:	Chief Operating Officer	Title:	President & Chief Operating Officer

Address:	730 Second Avenue South Suite 500	Address:	860 Blue Gentian Road Suite 340

City, State,		City, State,
Zip:	Minneapolis, MN 55402	Zip:	Eagan, MN 55121

Date:	1/12/2026	State of Incorporation:	Minnesota

		Date:	1/12/2026